ACCOUNT APPLICATION

                              Princor Mutual Funds

                 1-800-247-4123, 7:00 AM to 7:00 PM Central Time

1                               ACCOUNT REGISTRATION
                                 (Please Print)
     If this account has more than one shareholder, the account will be registered "JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP" unless otherwise specified.
     For a Uniform Gift/Transfer to Minors Act ("UTMA") account, use the name of the adult custodian on the owner line and the name of the child on the joint owner(s) line. Use child's social security number.
     For Trust,  Corporation,  Partnership  or other entity,  complete first two lines exactly as the registration should appear. Include completed Corporate Resolution Form (see Prospectus) or attach a copy of the Trust Agreement.

     Type of Account   Personal __ UTMA __ Corporate __ Trust __ Partnership  __

     Own ______________________________________________________________________
              First       Middle Initial          Last             Date of Birth
     Joint
     Owner(s)___________________________________________________________________
              First       Middle Initial          Last             Date of Birth

             ___________________________________________________________________
                                     Address

             ___________________________________________________________________
                 City                            State            Zip Code

             ___________________________________________________________________
                  Business Phone                                Home Phone

      Social Security or
      Tax Identification Number
      ____________________________

      ____________________________




__  I am subject to backup withholding.

__  I am a nonresident alien - attach IRS Form W-8.

__ I am a resident alien - specify country of citizenship and attach IRS Form W-8 and, if applicable IRS Form 1078.

    ____________________________
               Country

2                       INVESTMENT AND DIVIDEND SELECTION

                         CLASS OF            SYSTEMATIC              CASH
                          SHARES  LUMP SUM     MONTHLY      CASH    CAPITAL  CASH DIVIDENDS &    DIVIDENDS TO
                         A    B  INVESTMENT* INVESTMENT** DIVIDENDS  GAINS     CAPITAL GAINS    BANK ACCOUNT***
 Growth-Oriented Funds
Balanced Fund                    $           $
Blue Chip Fund                   $           $
Capital Accumulation Fund        $           $
Emerging Growth Fund             $           $
Growth Fund                      $           $
World Fund                       $           $

 Income-Oriented Funds
Bond Fund                        $           $
Government Securities
    Income Fund                  $           $
High Yield Fund                  $           $
Limited Term Bond Fund           $           $
Tax-Exempt Bond Fund             $           $
Utilities Fund                   $           $

  Money Market Funds
Cash Management Fund             $           $
Tax-Exempt Cash
    Management Fund              $           $

                          Totals $           $
   Check Enclosed. (Make checks payable to Princor)
   This application is for settlement of a telephone order placed on ___________

*   Minimum of $300 for Growth-Oriented Funds and $1,000 for all other Funds.
** For systematic monthly investment option complete Section 5D and include a voided check or deposit slip.
*** For dividends to be directed to bank account complete Section 5B and include a voided check or deposit slip.

NOTE:  Dividends and capital  gains will be  reinvested  if no election is made.
       Class "A" shares will be purchased if no class selection is made.


3                            DIVIDEND RELAY ELECTION

If you elect to have dividends and capital gains distributionsfrom one fund automatically invested into another PRINCOR mutual fund, please provide the following:

     Fund From Which Dividends and          Fund to Receive Dividends
       Distributions Originate                   and Distributions
1.   _____________________________          ____________________________________
2.   _____________________________          ____________________________________
3.   _____________________________          ____________________________________

NOTE: Dividends and distributions can only be used to purchase shares of the same class.

4                       SALES CHARGE REDUCTION PRIVILEGES
       (See the Prospectus "Offering Price of Funds' Shares" for details.)

     A.   Statement of Intention
          If $50,000 or more will be invested in shares of the PRINCOR FUNDS (Class A shares subject to a sales charge or Class B Shares) over a 13-month period (2-year period if investing $1 million or more), check the intended amount. A reduced sales charge will be granted, subject to the terms and conditions set forth in the Statement of Additional Information.
              $50,000       $100,000      $250,000      $500,000      $1,000,000
           __ or Over    __ or Over    __ or Over    __ or Over    __ or Over

NOTE: Statements of Intent apply only to Class "A" shares, however, Class "B" shares will be credited toward the fulfillment of this Statement of Intent.

     B.  Rights of Accumulation

          List below the fund account number(s) for you, your spouse and dependents who have existing Princor Mutual Fund accounts or are opening one at this time. Class A shares, including Class A shares of the Money Market Funds acquired by exchange of other Princor Funds, and Class B shares are combined for Rights of Accumulation purposes. A reduced sales charge is available as described in the Statement of Additional Information.
 ______________  ______________  ______________  ______________  ______________
 account number  account number  account number  account number  account number

     C. Designated Investors that may Purchase Class "A" Shares at a Reduced Sales Charge
         (Additional information may be required. See the Statement of Additional Information for details.)

         No sales charge applies because of the following designation:
         _______________________________________________________________________

         A reduced sales charge applies as outlined within the Statement of Additional Information: (specify, e.g., payroll deduction plan)

         _______________________________________________________________________

5                               OPTIONAL FEATURES

     A. Decline Telephone Transaction Services. I (We) do not want telephone transaction services as described in the prospectus. (If this box is not checked telephone transaction services will apply)

     B. Redemptions Directed to Bank Account. Redemptions may be wired (subject to a wire charge of up to $15) or mailed for deposit only to my (our) account as follows:
         (please attach a deposit slip or voided check)

         ____________________________  ________________  ______________________
          Name of Bank                 Account Number        Address of Bank

     C. Checkwriting. I (We) wish to be able to redeem Class A shares from Princor Cash Management Fund, Inc. and/or Princor Tax-Exempt Cash Management Fund, Inc. by check ($100 minimum). For details see "How to Sell Shares" in the prospectus.

          By signing below in Section 7, I/we authorize Norwest Bank Iowa, N.A. (the "Bank") to honor checks drawn by the undersigned on the account of the indicating Funds(s). The Fund(s) transfer agent, Princor Management Corporation (the "Transfer Agent"), is authorized to redeem enough shares from the Fund account of the undersigned to cover payment of the check. I/We understand that:

          The Check Writing Service may be terminated at any time by the Fund(s) or the Bank. Neither they nor the Transfer Agent shall incur any liability for honoring such checks, for redeeming shares to pay such checks or for returning checks unpaid, which have not been accepted.

          The Check Writing Service is subject to all of the terms and conditions contained in the Fund(s) then-current prospectus.

          This authorization will continue in effect until the Fund(s) receive actual written notice of any change signed by the undersigned, with signatures guaranteed.
          ___ Check here if the signatures of all account owners are required on checks.  If this box is not checked only one signature will be required.
          __  Personal Checks    __ Business Checks    __ Business Check Binder
                                                           (Enclose $15)

    D. Systematic Accumulation Plan. I (We) wish to make monthly investments in the funds directly from my (our) checking account in the amounts and on the dates as follows: (Complete the Check Authorization Order, Section 8 below, and attach a voided check or deposit slip.)

                            Class A or      Dollar       Date of Withdrawal
         Fund                Class B        Amount       From Bank Account

         1.
         2.
         3.

     E. Automatic Exchange Election* (See Prospectus for details). I hereby make the Automatic Exchange Election and authorize automatic exchanges on the dates and in the amounts ($25 minimum) from the Fund(s) and to such Fund(s) as indicated below:

  Fund From Which  Exchange (M)onthly or   Receiving Fund and Dollar Amount
 Exchange is Made    Date   (Q)uarterly           of Exchange
                                           ($25 minimum for each receiving Fund)
1.________________ ________ ____________ ($  )_______ ($  )________ ($  )_______
2.________________ ________ ____________ ($  )_______ ($  )________ ($  )_______
3.________________ ________ ____________ ($  )_______ ($  )________ ($  )_______

* __ Check here if requesting an exchange from Money Market Fund Class A shares to Class B shares of other Princor Funds.

     F. Periodic Withdrawal Election. (Complete "5.B." above if periodic withdrawals are to be directed to a bank account.) I wish to automatically withdraw funds from the accounts, in the
         amounts   and  on  the  dates   indicated   below:

                                            Date of Withdrawal
                 Class A or    Amount        Beginning        (M)onthly,
 Fund             Class B   ($25 Minimum)      Month    Date  (Q)uarterly or
                                                              (S)emi-Annually or
                                                              (A)nnually

1.______________ _________ _________________ _________ _______ _________________
2.______________ _________ _________________ _________ _______ _________________
3.______________ _________ _________________ _________ _______ _________________


6                              INVESTOR INFORMATION
                        (This Section Must be Completed)

My(Our) investment objective(s) is(are): __ Long-Term Growth (3+ years)
__ Growth and Income  __ Current Income  __ Tax-Exempt Income

Estimated Income (current tax year in thousands):
 __   Under $25      __   Under $50      __    Under $100     __   Under $250

Tax Bracket  _________%
Approximate Net Worth (in thousands):
 __   Under $25      __   Under $50      __    Under $100     __   Under $250

Occupation(s):
________________________________________________________________________________
Employer(s) name and address
________________________________________________________________________________
Source of funds for this purchase
________________________________________________________________________________
Other Investments $__________________________________
(amount) invested in ___________________________________________________________

I am an associated person of an NASD member firm     __ No   __ Yes
______________________________________________________________________________
                       Name and Address of Firm


7                     SIGNATURE AND TAX NUMBER CERTIFICATION

I have read this application and have had the opportunity to read the prospectus and agree to all their terms. In addition, I authorize the instructions in this application. I have been given the opportunity to ask any questions I have regarding this investment, and they have been answered to my satisfaction. I understand the investment objective(s) of the Princor Mutual Fund(s) for which I am applying and believe it is compatible with my investment objective(s). I understand that telephone transaction privileges (including telephone redemption and exchange requests) apply unless I have specifically declined them on this application and that I bear the risk of loss resulting from any fraudulent telephone redemption or exchange request which the Fund reasonably believes to be genuine. I also understand the Fund has adopted procedures designed to reduce the risk of fraudulent transactions, which are disclosed in the prospectus. I also understand that exchanges between funds are taxable transactions. I certify under penalties of perjury (check the appropriate response):

     (1)  that the Social  Security or taxpayer  identification  number shown in
          Section 1 is correct and that the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to such backup withholding; or
     (2) I have not been issued a taxpayer identification number but have applied for such number, or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to the Fund within 60 days from the date of this certification, backup withholding as described in the Fund's prospectus will commence; or
     (3)  I am subject to backup withholding.

Sign below exactly as your name appears in Section 1. For joint registration, all owners must sign.
     X________________________________________________________________
     Signature of shareholder                               Date

     X_________________________________________________________________
     Signature of shareholder                               Date

                        TO BE COMPLETED BY SELLING FIRM

Dealer's Name _____________________________________

By ______________________________________________
           Authorized Signature of Dealer

Home Office Address _______________________________

City, State, Zip  ____________________________________

1. Representative's Signature ________________________

   Name (Please Print) _____________________________

2. Representative's Signature ________________________

   Name (Please Print) _____________________________

Representative Number ___________________

% Split ________________________________

Representative Number       ___________________

State Written     ___________________________

Address of Office Servicing Account:____________________________________________
  City  ________________________________________

State, Zip______________________________   Telephone   _________________________

  Mail to: Princor Financial Services Corporation, P.O. Box 10423, Des Moines,
       Iowa 50306 For assistance in completing this form, call toll-free
                                1-800-247-4123.

8    Indemnification to Depositor's Bank:

In consideration of your participation in a plan which Norwest Bank Iowa, N.A., ("the Bank") has put into effect by which amounts payable to it as Agent for purchase of shares of any of the Princor funds described above are collected by checks drawn by the Bank which hereby agrees:

     1. To indemnify and hold you harmless from any loss you may suffer resulting from or in connection with the execution and issuance of any check, whether or not genuine, purporting to be drawn by or on behalf of, and payable to, the Bank on the account of your depositor(s) executing the Authorization on the face hereof and received by you in the regular course of business through normal banking channels for the purpose of payment, including any costs or expenses reasonably incurred in connection with such loss, but excepting any loss due to your payment of any check drawn against such insufficient funds.

     2. In the event that any such check shall be dishonored, whether with or without cause, and whether intentionally or inadvertently, to indemnify you and hold you harmless from any loss resulting from any such dishonor, including your costs and reasonable expense.

NORWEST BANK IOWA, N.A.
666 Walnut Street
Des Moines, Iowa  50309

Check Authorization Order:

To: ________________________________________________________________
                                  (Your Bank)

Address: ____________________________________________________________

As a convenience to me, I hereby authorize you to pay and charge my account checks drawn on my account by and payable to the order of Norwest Bank Iowa, N.A. I agree that your rights in respect to each such check shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing and you actually receive such notice. I agree that you shall be fully protected in honoring any such check. I further agree that if any such check be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

Date ____________________ Bank Account No. __________________________

Depositor's Name(s)    ___________________________________________________

________________________________________________________________________________

Depositor's Signature(s) _________________________________________________

________________________________________________________________________________

(Joint signatures are required when bank account is in joint names. Please sign exactly as appearing on your bank's records.)